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                                                                    EXHIBIT 23.1
                                                                    ------------

                      CONSENT OF INDEPENDENT ACCOUNTANTS

          We consent to the incorporation by reference in this Registration Statement on Form S-3 of BANK ONE CORPORATION, of our report dated February
12, 1998 on our audits of the consolidated financial statements of BANC ONE CORPORATION as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, included in BANC ONE CORPORATION's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.


                                                  /s/ PricewaterhouseCoopers LLP



Columbus, Ohio
October 7, 1998